Exhibit 99.1

CTG to Participate at the Benchmark Micro Cap Discovery Conference on December 14

BUFFALO, N.Y., November 28, 2017 – CTG (NASDAQ: CTG), an information technology (IT) solutions and services company, today announced that Bud Crumlish, President and CEO, and John Laubacker, Senior Vice President and CFO, will participate at the Benchmark Micro Cap Discovery One-on-One Conference to be held at The Palmer House Hilton in Chicago, IL. Management will be available to meet with investors attending the conference throughout the day on Thursday, December 14, 2017.

Portfolio managers and analysts who would like to request a meeting with CTG management should contact their Benchmark Company representative.

About CTG

CTG (NASDAQ:CTG) provides industry-specific IT services and solutions that address the business needs and challenges of clients in high-growth industries in North America and Western Europe. CTG also provides strategic staffing services for major technology companies and large corporations. Backed by more than 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG has operations in North America, Western Europe, and India. The Company regularly posts news and other important information online at www.ctg.com.

Investors:

John M. Laubacker, Chief Financial Officer

(716) 887-7368